BY-LAWS

                                       OF

                           VIRGINIA CITY GOLD MINES, INC.



                                   ARTICLE 1.

                            MEETING OF STOCKHOLDERS

         Sec. 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held in Spokane, Washington, or at such places as the Board of Directors may from time to time determine, on the 1st day of May, of each year, at 2:00 o'clock in the P.M. of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day there-after. The Secretary shall serve personally, or by mail, a written notice thereof, not less than ten nor more than forty days previous to such meeting addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Sec. 2. SPECIAL MEETINGS. Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 10 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be presents, or of which stocholders not present have waived notice in writing, the giving as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders when-ever so requested in writing by stockholders represented not less than one-half of the capital stock of the company. The President may, in his discretion, call a special meeting of stockholders upon ten days notice. No business other than that specified in the call for the meeting shall be transacted at any meeting of the Stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

         Sec. 3. VOTING. At all meetings of the Stockholders of record having the right to vote, each stockholder of the corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the company. Vote may be cast in person or by written authorized proxy.

         Sec. 4. PROXY. Each proxy must be executed in writing by the stockholder of the corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven month from the date of its execution unless it shall have specified therein its duration.


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         Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

         Sec. 5. QUORUM. The presence in person or by proxy, of the holders of a majority of the stock issued and outstanding entitled to vote shall be necessary to constitute a quorum at all meetings of the stockholders for the transaction of business, but a lesser number may adjourn to some future time by giving at least 5 days' written notice to each stockholder entitled,to vote who was absent from such meeting.


                                   Article II

                                    DIRECTORS

         Sec. 1. NUMBER. The affairs and business of this corporation shall be managed by a Board of Directors composed of not less then 3 nor more than 10 members v;ho need not be stockholders of record, at at least one of such Directors shall be a resident of the State of Idaho, and a citizen of the United States*

         Sec. 2. HOW ELECTED. At the annual meeting of Stockholders, the persons receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

         Sec. 3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

         Sec. 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of Idaho.

         Sec. 5. DIRECTOR'S MEETINGS, Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of 2 directors.

         Sec. 6. NOTICE OF @IEE-TINGS, Notice of meetings, other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least 5 days before the date therein designated for such meeting, including the day of mailing, or a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such, notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called. The Board of Directors, acting in its capacity as such, shall be empowered from time to time, to purchase property of any nature or description for cash, credit, or by exchange of the unissued capital stock of the corporation. However, in the event that any unissued stock shall be exchanged for property, such transfers shall be subject to all applicable rules and regulations of the Securities & Exchange Commission, pursuant to the Securities Act of 1933.


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         Sec. 7. VOTING. At all meeting of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The Act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Sec. 8. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the terms by a majority of the remaining Directors.

         Sec. 9. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

         Sec. 10. WAIVER OF NOTICE. Whenever by statute, the provisions of the Certificate of Incorporation or these By-Laws the stockholders or the board of Directors are authorized to take any action after notice, such notice of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

         Sec. 11. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than 10 days later.

         Sec. 12. EXECUTIVE COMMITTEE. There shall be appointed by the board of Directors an Executive Committee comprised of not less than 2 nor more than 3, whom shall included the President and who shall meet when deemed necessary to have and exercise and who shall meet when deemed necessary to have and exercise all of the powers of the whole board in the general management all of the powers of the whole board in the general management of the business affairs of the corporation, and to have and exercise such further powers as from time in time may be delegated to it by the whole Board.

         Sec. 13. The powers and duties herein delegated to the Board of Directors are specifically limited to and enlarged to the extent of the statutory authority delegated to the corporation pursuant to Sec 30-139 of the Idaho Code.


                                  ARTICLE III

         Sec. 1. NUMBER. The officers of this corporation shall be:

                 President
                 One or more but not more than 2 Vice-Presidents
                 Secretary
                 Treasurer


                 Any two of said offices, except the Presidency, may be combined.


         Sec. 2. ELECTIONS: All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders,


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hold office for the term of one year or until their successors are duly elected.
The President and First Vice-President must be directors, but the other officers need not be directors.

         The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority any shall perform such duties as from time to time shall be prescribed by the Board.

         Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the company shall be as follows:

                                   PRESIDENT

         The President shall preside at all meetings of the Board of Directors and Stockholders.

         He shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the company.

         He shall cause to be called regular and special meetings of the stockholders and directors in accordance with these By-Laws.

         He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

         He shall shall sign and make all contract and agreement in the name of the corporation.

         He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made filed, according to law.

         He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.


                                 VICE-PRESIDENT


         During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the act under which this corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.


                                   SECRETARY

         The Secretary shall keep the minutes of the meetings of the


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Board of Directors and of the Stockholders in appropriate books.

         He shall give and serve all notices of the corporation.

         He shall be custodian of the records and of the seal, and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the itme at which each person became such owner, and the amount paid thereof; and keep such stock and transfer books open daily during busisness hours at the office of the corporation, subject to the inspection of any stockholder of the corporation, and permit such stockholder to make extracts from said books to the extent and as prescribed by law.

         He shall sign all certificate of stock.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer of shareholder of the corporation.

         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.


                                    TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation and deposit all such funds in the name of the corporation in such bank or banks, trus,*t" company or trust companies, or safe deposit vaults as the Board of Directors may designate.

         He shall sign, make, and endorse in the name of the corporation all checksp draftss warrants and orders for the payment of money, and pay out and dispose of same and receipt therefore under the direction of the President or the Board of Directors.

         He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the company upon application at the office of the corporation during business hours.

         He shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

         He shall keep at the office of the corporation correct bookst of account of all its business and transactions and such other books of account as the Board of Directors way require.

         He shall do and perform all duties appertaining to the office of Treasurer.


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                                   ARTICLE IV

                             CERTIFICATES OF STOCK


         Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book an shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President of Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the corporation.

         Sec. 2. TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, his legal representative or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the corporation within ten days next preceding the annual meeting of the shareholders.

         Sec. 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certficate or certficates of stock issued by the corporation, the Board of Directors may direct at its discretion, a new certficate or certficates issued, upon the making of an affidavit of that fact by the person claiming the certficate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties???? if any as the Board may require.


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         Sec. 4. BOND. The Treasurer shall, if required by the Board of
Directors, give to the corporation such security for the faithful discharge of his duties as the Board may direct.

         Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue for that purpose. In the case of the absence of any officer of the corporation, or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or director for the time being, provided a majority of the entire Board concur therein.

         Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote, at any time with or without cause.


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                                   ARTICLE V

         Sec. 1. SEAL. The Seal of the corporation shall be as follows:--


                                   ARTICLE VI

                                   DIVIDENDS

         Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the corporation whenever, in their opinion, the condition of the corporation's affairs will render it expedient for such dividends to be declared.

         Sec. 2. RESERVE. The Board of Directors may set aside out of the net profits of the corporation available for dividends, such sum or sums, before payment of any dividend, as the Board in their absolute discretion think proper as a reservelfund, to meet contingencies, or for equalizing dividends, or for repairing or maintaing any property of the corporation, or for such other purposes as the Directors shall think conducive to the interests of the corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                   ARTICLE VII

                               BILLS, NOTES, ETC.


         Sec. 1. HOW MADE. All bills, payable, notes, checks, drafts, warrants, or other negotiable instruments of the corporation shall be made in the name of the corporation, and shall be signed by the Secretary or Treasurer and countersigned, by the President or Vice-President. No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the corporation, except as herein expressly prescribed and provided.

                                  ARTICLE VIII

                                   AMENDMENTS

         Sec. 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided


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a quorum of the Directors as provided by law and by the Certficate of
Incorporation, are present at such regular or special meeting. These By-Laws, and any amdendments thereto, and new By-laws added by the Directors, may be amended, altered or replaced by the stockholders at any annual or special meeting of the Stockholders.

                                   ARTICLE IX

                                  FISCAL YEAR

         Sec. 1. The fiscal year shall begin on the 1st day of each calender year and end on the last day of each calendar year, except that the first year of operation shall commence on the date of the approval of the corporation, and shall end on the last day of that calendar year.

The above and foregoing By-laws were adopted unanimously by the Board of Directors of VIRGINIA CITY GOLD MINES, INC. at a special called meeting held at 1401 Northwest Blvd., Spokane, Wn., on the 22nd day of April, 1970.



Dated:    April 22, 1970



                                        VIRGINIA CITY GOLD MINES, INC.

                                        By: /s/ Ernest W. Erickson
                                           -------------------------------------
                                                      President


Attest:

/s/ Glenn M. Wheeler
-------------------------------
Secretary-Treasurer


/s/ Ernest W. Erickson                        /s/ Lyle L. Einhaus
-------------------------------               ----------------------------------


/s/ Glenn M. Wheeler                          /s/ W. Duane Lumley
-------------------------------               ----------------------------------


/s/ Arthur P. Dammarell
-------------------------------               ----------------------------------


                                   Directors


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